UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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☐	Preliminary Proxy Statement.
☐	Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2)).
☐	Definitive Proxy Statement.
☒	Definitive Additional Materials.
☐	Soliciting Material Pursuant to §240.14a-12.

HOLOGIC, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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HOLOGIC, INC.

SUPPLEMENT DATED FEBRUARY 27, 2013

TO PROXY STATEMENT DATED JANUARY 16, 2013

FOR 2013 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MARCH 5, 2013

TO THE STOCKHOLDERS OF HOLOGIC, INC.:

Hologic, Inc., a Delaware corporation (the “Company”), is furnishing this supplement to its proxy statement dated January 16, 2013 (the “Proxy Statement”) in connection with the Company’s annual meeting of stockholders to be held on Tuesday, March 5, 2013, or at any adjournments or postponements thereof.

Except as specifically supplemented by the information contained herein all information set forth in the Proxy Statement remains unchanged. From and after the date of this supplement, all references to the “Proxy Statement” are to the Proxy Statement as supplemented hereby.

The Company is furnishing this supplement to clarify certain information set forth in Proposal No. 2 of the Proxy Statement. Proposal No. 2 describes a proposal to approve the Amended and Restated 2008 Equity Incentive Plan (the “A&R 2008 Equity Incentive Plan”), which if approved would increase the maximum aggregate number of shares of our common stock, $.01 par value per share (“Common Stock”), by 11,500,000 shares that may be issued under the Company’s existing 2008 Equity Incentive Plan (the “2008 Equity Incentive Plan”).

As previously set forth in Proposal No. 2, as of December 29, 2012, 1,768,005 shares remained available for issuance under the 2008 Equity Incentive Plan. The 2008 Equity Incentive Plan currently provides that 20,000,000 shares may be issued thereunder (adjusted to reflect the Company’s two-for-one stock split in the form of a stock dividend to stockholders in April 2008). Therefore, the maximum aggregate number of shares of our Common Stock that may be issued under the A&R 2008 Equity Incentive Plan, if approved by our stockholders, would be 31,500,000, not 21,500,000 as had been incorrectly stated. To reflect this clarification, Section 3.a. of the A&R 2008 Equity Incentive Plan is proposed to be revised by substituting 31,500,000 for 21,500,000, so as to read in its entirety as follows:

a. Number of Shares. Subject to adjustment under Section 3(c), the aggregate number of shares of Common Stock of the Company (the “Common Stock”) that may be issued pursuant to the Plan is 31,500,000 (the “Available Shares”). If an Award granted under the Plan is (i) canceled, expires, forfeited, settled in cash, settled by delivery of fewer shares of Common Stock than the number of shares of Common Stock underlying the award or option or otherwise terminated without delivery of the shares of Common Stock to the holder of such award or option or (ii) shares that were withheld from such an Award or separately surrendered by the Participant in payment of an exercise price or taxes relating to such an Award shall be deemed to constitute shares not delivered and will be available under the Plan for subsequent awards.

In all other respects the A&R 2008 Equity Incentive Plan remains unchanged from that set forth as Appendix B to the Proxy Statement.

To allow time to consider the above clarification, the Company intends to adjourn the annual meeting without taking a vote on Proposal No. 2, but after taking all other votes appropriately presented at the annual meeting. The Company intends to reconvene the annual meeting on Monday, March 11, 2013 at 8:30 a.m., local time, at our offices, 35 Crosby Drive, Bedford, Massachusetts 01730, exclusively to take a vote on Proposal No. 2.

If you have already submitted a proxy and do not wish to change your vote, you do not need to take any further action. Any proxy previously given with respect to Proposal No. 2 may be revoked by the person giving it any time before it is voted by (1) filing with our Secretary, before the taking of the vote at the annual meeting, a written notice of revocation bearing a date later than the date of such proxy, (2) duly executing a later dated proxy relating to the same shares and delivering it to our Secretary before the taking of the vote at the annual meeting or (3) attending the annual meeting and voting in person (although attendance at the annual meeting will not in and of itself constitute a revocation of a proxy). If your shares are held in “street name,” that is, you hold your shares in an account with a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, from your broker or other holder of record, to be able to vote at the annual meeting. Any written notice of revocation should be sent so as to be delivered to Hologic, Inc., 35 Crosby Drive, Bedford, MA 01730, Attention: Secretary, at or before the taking of the vote at the annual meeting.

Our stockholders who received an Internet Notice of Meeting and Important Notice Regarding the Availability of Proxy Materials can refer to that document for instructions on how to access a copy of the proxy materials for the annual meeting and to submit a proxy for voting at the annual meeting. If you received a printed copy of the Proxy Statement, instructions for submitting a proxy for voting at the annual meeting are included in the separate proxy card or voting instruction form that accompanied the Proxy Statement you received. If you are a stockholder of record, you may contact Broadridge to request a proxy card to vote at the annual meeting by calling 1-800-579-1639 or to vote by calling 1-800-690-6903. If you are not a stockholder of record, you may contact your broker, bank or other nominee holding your shares to request a new voting instruction form.